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                                                                    Exhibit 10.9

                                                   (LAURUS FAMILY OF FUNDS LOGO)

                                                                October 30, 2006

RIVIERA TOOL COMPANY
5460 Executive Parkway
Grand Rapids, MI 49512
Attention: Peter C. Canepa, Chief Financial Officer

     Re: Amended and Restated Overadvance Side Letter Ladies and Gentleman:

     Reference is hereby made to that certain Security Agreement dated as of May 17, 2005 by and among Riviera Tool Company, a Michigan corporation ("RTC"), such other subsidiaries of RTC named in that certain Security Agreement or which hereafter become a party thereto (collectively, the "Company") and Laurus Master Fund, Ltd. ("Laurus") (as amended, modified or supplemented from time to time, the "Security Agreement") and that certain Overadvance Side Letter to RTC from Laurus dated May 17, 2005 (the "Original Overadvance Letter"). This letter hereby amends and restates the terms set forth in the Original Overadvance Letter. Capitalized terms used but not defined herein shall have the meanings ascribed them in the Security Agreement.

     In the Original Overadvance Letter, Laurus notified you of its decision to exercise the discretion granted to it pursuant to Section 2(a)(ii) of the Security Agreement to make a Loan to the Company in excess of the Formula Amount in effect on the date hereof in an aggregate principal amount equal to $2,300,000 (the "Overadvance"). The Overadvance is hereby amended to an amount equal to $1,550,000 (such amount, the "Amended Overadvance").

     Additionally, the Period (as such term is defined in the Original Overadvance Letter) originally expired on September 14, 2005; however, Laurus has periodically extended such period prior to the date hereof. The Period is hereby additionally extended, and shall terminate on June 30, 2007 (such Period, as so extended, the "Amended Period")

     During the Amended Period, Laurus hereby waives compliance with Section 3 of the Security Agreement, but solely as such provision relates to the immediate repayment requirement for the Amended Overadvance; provided, however, that the Company shall at all times be required to repay to Laurus all amounts in excess of the then applicable Amended Overadvance immediately upon the occurrence of such excess. Laurus further agrees that solely for such Amended Period (but not thereafter), the Amended Overadvance shall not trigger an Event of Default under
Section 19(a) of the Security Agreement. The Company hereby acknowledges and agrees that at all times when the Amended Overadvance is outstanding (including during the Amended Period) the Company shall be responsible for paying the additional fee set forth in Section 5(b)(ii) of the Security Agreement. All other terms and provisions of the Security Agreement and the Ancillary Agreements remain in full force and effect.

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     This letter may not be amended or waived except by an instrument in writing signed by the Company and Laurus. This letter may be executed in any number of counterparts, each of which shall be an original and all of which, when taken together, shall constitute one agreement. Delivery of an executed signature page of this letter by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof or thereof, as the case may be. This letter shall be governed by, and construed in accordance with, the laws of the State of New York. This letter sets forth the entire agreement between the parties hereto as to the matters set forth herein and supersede all prior communications, written or oral, with respect to the matters herein, including, without limitation, the Original Overadvance Letter

     If the foregoing meets with your approval please signify your acceptance of the terms hereof by signing below.

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                                        LAURUS MASTER FUND, LTD.


                                        By:
                                            ------------------------------------
                                            David Grin
                                            Director

Agreed and accepted on the date hereof

RIVIERA TOOL COMPANY


By: /s/ Peter C. Canepa
    ---------------------------------
Name: Peter C. Canepa
Title: CFO